      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 2000
                                                     REGISTRATION NO. 333-93795
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                         FORM S-8 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ENVISION DEVELOPMENT CORPORATION
             (Exact name of Registrant as specified in its charter)


             FLORIDA                                            65-0981457
 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                          Identification Number)


                               11701 NW 101ST ROAD
                              MIAMI, FLORIDA 33178
           (Address of principal executive offices including zip code)


                        1999 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)


                                WILLIAM J. PATCH
                             CHIEF OPERATING OFFICER
                        ENVISION DEVELOPMENT CORPORATION
                               11701 NW 101ST ROAD
                              MIAMI, FLORIDA 33178
                                 (305) 889-1600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                   COPIES TO:
                               GARY HOROWITZ, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                          NEW YORK, NEW YORK 10017-3954


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                               EXPLANATORY NOTE TO
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

      This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the creation by perfumania.com, inc., a Florida corporation, of Envision Development Corporation, a Florida corporation, as a new holding company above perfumania.com. The creation of Envision Development was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among perfumania.com, Envision Development and EDC Sub, Inc., a Florida corporation and wholly-owned subsidiary of Envision Development. The Merger Agreement provides for, among other things, the merger of EDC Sub with and into perfumania.com, with perfumania.com as the surviving corporation. Pursuant to Section 607.11045, Florida Statutes, shareholder approval of this merger was not required.

      As a result of the merger, which was consummated on February 10, 2000, perfumania.com became a direct wholly-owned subsidiary of Envision Development. Each share of common stock, par value $0.01 per share, of perfumania.com issued and outstanding was converted into and exchanged for one share of common stock, par value $0.01 per share, of Envision Development.

      Envision Development Corporation has expanded its business of operating an online store specializing in the sale of fragrances, fragrance related products and bath and body products on a retail and wholesale basis to include the development and acquisition of key e-commerce technologies and technical resources.

      In accordance with Rule 414 under the Securities Act, Envision Development Corporation, as the successor issuer to perfumania.com, inc., hereby expressly adopts this registration statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The 1999 Incentive Stock Option Plan to which this registration statement relates shall continue to be known as the 1999 Incentive Stock Option Plan. Subsequent to the holding company reorganization, the plan will continue to cover employees of perfumania.com. However, shares of common stock sold in accordance with the plan shall be shares of common stock of Envision Development Corporation rather than shares of common stock of perfumania.com.

      The applicable registration fees were paid at the time of the original filing of this registration statement.

Item 8.       Exhibits:

      24.2       Power of Attorney (included on the signature page hereto).



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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on March 9, 2000.

                                       ENVISION DEVELOPMENT CORPORATION



                                       By: /s/ William J. Patch
                                           -------------------------------------
                                           William J. Patch
                                           President and Chief Operating Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William J. Patch and Michael Amideo and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                    TITLE                                     DATE
                ---------                                    ------                                    -----

 /s/ William J. Patch                        President, Chief Operating Officer                      March 9, 2000
-------------------------------------------  and Director
 William J. Patch



 /s/ Michael Amideo                          Chief Financial Officer                                 March 9, 2000
------------------------------------------   and Director
 Michael Amideo



 /s/ Sunny C. Vanderbeck                     Director                                                March 9, 2000
------------------------------------------
 Sunny C. Vanderbeck



 /s/ Dean M. Millard                         Director                                                March 9, 2000
------------------------------------------
 Dean M. Willard



 /s/ Thomas Carmody                          Director                                                March 9, 2000
------------------------------------------
 Thomas Carmody



 /s/ Garrick M. Hileman                      Director                                                March 9, 2000
-----------------------------------------
 Garrick M. Hileman



 /s/ Alan E. Rudd                            Director                                                March 9, 2000
------------------------------------------
 Alan E. Rudd




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                                  EXHIBIT INDEX
Exhibit

Number        Description
------        ------------

24.2 Power of Attorney (included on the signature page to this Registration Statement).












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